UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

January 28, 2005

Date of Report (Date of earliest event reported)

GREEN MOUNTAIN POWER CORPORATION

(Exact name of registrant as specified in its charter)

VERMONT

(State of other jurisdiction of incorporation)

1-8291	03-0127430
(Commission File Number)	(IRS Employer Identification Number)

163 ACORN LANE

COLCHESTER, VT 05446

(Address and zip code of principal executive offices)

(802) 864-5731

(Registrant’s telephone number, including area code)

N/A

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 28, 2005, Green Mountain Power Corporation (the “Company”) received an order from the Vermont Public Service Board (“VPSB”) granting the Company’s motion for reconsideration of a December 23, 2004, VPSB order opening an investigation into the Company’s 1.9% rate increase. The Company’s 1.9% rate increase became effective January 1, 2005. The VPSB granted the Company’s request to close the investigation without further proceedings.

In its December 23, 2004 Order, the VPSB permitted the Company to implement a 1.9% rate increase effective January 1, 2005, but granted the petitions of AARP and International Business Machines Corporation (“IBM”) to investigate the Company’s rate increase. The Company filed a motion for reconsideration of the VPSB’s decision to open the rate investigation. The Vermont Department of Public Service joined the Company’s reconsideration request. IBM subsequently withdrew its petition for an investigation. In granting the Company’s motion for reconsideration, the VPSB ruled that AARP had failed to demonstrate sufficient likelihood that the Company’s 1.9% rate increase would be found to be unjust or unreasonable and that an investigation is accordingly unwarranted.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2005	GREEN MOUNTAIN POWER CORPORATION
(Registrant)

	By:	/s/ Robert J. Griffin
	Name:	Robert J. Griffin
	Title:	CFO, Vice President and Treasurer